                                                                   EXHIBIT 10.23

                                 Amendment No. 1
                             of U.S. Can Corporation
                      Executive Deferred Compensation Plan
                      ------------------------------------

         WHEREAS, U.S. Can Corporation (the "Company") maintains the U.S. Can Corporation Executive Deferred Compensation Plan (the "Plan"); and

         WHEREAS, amendment of the Plan is now considered desirable because of the recapitalization of the Company to be effective on or about October 4, 2000 (the date of the consummation of the recapitalization to be the "Effective Date");

         NOW, THEREFORE, by virtue of the authority vested in the Board of Directors of the Company by Section 8 of the Plan, the Plan is hereby amended as of the Effective Date in the following particulars:

1.       By substituting the following subsection 1.1 for subsection 1.1 of the
Plan:

         "1.1. PURPOSE. The U.S. Can Corporation Executive Deferred Compensation Plan (the "Plan") has been established by U.S. Can Corporation (the "Company") so that it, and each of the Related Companies which, with the consent of the Company, adopts the Plan may provide tax planning benefits for eligible executives by permitting the executives to reduce the amount of their current taxable income and defer the income inclusion event until a specified future date. The Plan represents an unsecured, unfunded promise by the Company and the Related Companies to pay certain benefits to participating executives, and is maintained solely for the benefit of a select group of management and highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")."

2.       By substituting the following Section 3 of the Plan:

                                   "SECTION 3

                                    ACCOUNTS

         3.1 ACCOUNTS AND CREDITS. The Plan Administrator shall establish and maintain a bookkeeping account for each participant of the Plan. Such bookkeeping account is referred to below as the "Account." A participant's Account shall be adjusted in accordance with (a) and (b) below:

         (a) As of the last day of each calendar quarter ("Accounting Date"), the participant's Account shall be credited with an amount equal to the amount of the participant's deferrals made for the period since the last Accounting Date pursuant to his Deferral Election.

         (b) The Account shall be adjusted to reflect the Investment Return Rate(s) applicable to that Account in accordance with rules established by the Plan Administrator from time to time, but in no event shall such adjustment occur less frequently than annually.

         (c)      As of the date of the Recapitalization (as defined in Section
                  5), the opening Account balance for any individual who was a participant in the Plan immediately prior to such date shall equal the product of $20.00 and the number of Stock Units (as defined in Section 5) in his Account as of the date of the Recapitalization.

         3.2 ACCOUNT STATEMENTS. The Company shall maintain, or cause to be maintained, records showing the balance of each Account. At least once a year each participant shall be furnished with a statement setting forth the value of his Account."

3.       By substituting the following subsection 4.1 for subsection 4.1 of the
Plan:

         "4.1.   AMOUNT OF BENEFITS. The benefits payable under the Plan to a participant (or to his beneficiary, in the event of the participant's death) shall be an amount equal to the balance in his Account as of the date of distribution."

4.       By removing the word "vested" from subsection 4.3 of the Plan.

5. By deleting subsection 4.7 of the Plan and designating subsection 4.8 as subsection 4.7 of the Plan.

6. By substituting the following Section 5 for Section 5 of the Plan (including subsections 5.1 and 5.2):

                                   "SECTION 5

                         RECAPITALIZATION OF THE COMPANY

         Upon the consummation of the recapitalization of the Company, which will be effective on or about October 4, 2000 (the "Recapitalization"), all Participants will become immediately vested in their Accounts. A Participant who is designated as a "Rollover Stockholder" (as defined in the Agreement and Plan of Merger by and between the Company and Pac Packaging Acquisition Corporation) shall receive a lump sum distribution equal to the product of $20.00 and the number of units representing shares of Company common stock ("Stock Units") in his Account as of the date of the Recapitalization. Such distributions shall be made to such Participant regardless of any elections that may otherwise be applicable under the Plan, and shall be made as soon as practicable after the date of the Recapitalization, but in no event later than 15 days after the occurrence of the Recapitalization. A Participant who is not designated as a Rollover Stockholder shall not receive a distribution upon the date of Recapitalization but rather will have the value of the Stock Units in his Account, which shall be equal to the product of $20.00 and the number of Stock Units in his Account as of the date of the Recapitalization, transferred to Investment Funds in accordance with the Participant's direction."




                                      -2-